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                                                                    EXHIBIT 10.2





                                      HOTEL

                              MANAGEMENT AGREEMENT

                                 By and Between



                                 --------------



                                       and



                      FLAGSTONE HOSPITALITY MANAGEMENT LLC





                                      Dated

                                January ___, 2001

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                                TABLE OF CONTENTS

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                                                                                                                   Page
                                                                                                                   ----
ARTICLE I         DEFINITIONS....................................................................................     1
         Section 1.01.  Definitions..............................................................................     1

ARTICLE II        TERM OF AGREEMENT..............................................................................     7
         Section 2.01.  Term.....................................................................................     7

ARTICLE III       OPERATION OF THE HOTEL.........................................................................     7
         Section 3.01.  Representations by Operator; Engagement of Operator......................................     7
         Section 3.02.  Standards of Operation...................................................................     7
         Section 3.03.  Reservations Services....................................................................     8
         Section 3.04.  Marketing................................................................................     8
         Section 3.05.  Consultations Between Lessee and Operator................................................     9
         Section 3.06.  Activities of MeriStar...................................................................     9

ARTICLE IV        INDEPENDENT CONTRACTOR.........................................................................     9
         Section 4.01.  Operator Status..........................................................................     9
         Section 4.02.  Employees................................................................................     9
         Section 4.03.  Reimbursement of Employee Expenses.......................................................    10
         Section 4.04.  Employee Benefit Plans...................................................................    10
         Section 4.05.  Execution of Agreements..................................................................    11

ARTICLE V         INDEMNIFICATION................................................................................    11
         Section 5.01.  Indemnification by Operator..............................................................    11
         Section 5.02.  Limitations on Indemnification...........................................................    12
         Section 5.03.  Indemnification by Lessee................................................................    12
         Section 5.04.  Survival of Indemnity....................................................................    12
         Section 5.05.  Employment Claim.........................................................................    12
         Section 5.06.  Environmental Matters....................................................................    13
         Section 5.07.  Lessee Net Worth.........................................................................    14

ARTICLE VI        BUDGETS AND POLICY MEETINGS....................................................................    14
         Section 6.01.  Budgets..................................................................................    14
         Section 6.02.  Budget Meetings..........................................................................    15
         Section 6.03.  Approval by Lessee Required..............................................................    15

ARTICLE VII       OPERATING EXPENSES.............................................................................    15
         Section 7.01.  Payment of Operating Expenses............................................................    15
         Section 7.02.  Operating Expenses Not an Obligation of Operator.........................................    16

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
ARTICLE VIII       BANK ACCOUNTS.................................................................................    16
         Section 8.01.  Bank Accounts............................................................................    16
         Section 8.02.  Authorized Signatures....................................................................    17
         Section 8.03.  Investment of Hotel Cash.................................................................    17
         Section 8.04.  Payroll..................................................................................    17
         Section 8.05.  Security Deposits........................................................................    18

ARTICLE IX        BOOKS, RECORDS AND STATEMENTS..................................................................    18
         Section 9.01.  Books and Records........................................................................    18
         Section 9.02.  Statements...............................................................................    18

ARTICLE X         OPERATOR'S FEE AND TRANSFERS TO LESSEE.........................................................    19
         Section 10.01.  Payment of Operator's Basic Fee.........................................................    19
         Section 10.02.  Payment of Operator's Incentive Fee.....................................................    19
         Section 10.03.  Distribution of Cash....................................................................    20
         Section 10.04.  Adjustments to Allocations..............................................................    20
         Section 10.05.  Arbitration.............................................................................    20
         Section 10.06.  Other Fees..............................................................................    21

ARTICLE XI        REPAIRS AND MAINTENANCE.........................................................................   21

ARTICLE XII       INSURANCE.......................................................................................   21
         Section 12.01.  General..................................................................................   21
         Section 12.02.  Employment Insurance.....................................................................   21
         Section 12.03.  Approval of Companies and Cost by Owner and Lessee.......................................   22
         Section 12.04.  Maintenance of Coverages.................................................................   22
         Section 12.05.  Waiver of Subrogation....................................................................   22
         Section 12.06.  Blanket Coverage and Self-Insurance......................................................   22
         Section 12.07.  Adequacy of Insurance....................................................................   22
         Section 12.08.  Exclusions...............................................................................   23

ARTICLE XIII      PROPERTY TAXES, LOCAL TAXES, LEVIES AND OTHER ASSESSMENTS.......................................   23
         Section 13.01.  Property Taxes...........................................................................   23
         Section 13.02.  Lessee's Right to Contest................................................................   23

ARTICLE XIV       DAMAGE OR DESTRUCTION - CONDEMNATION............................................................   23
         Section 14.01.  Damage...................................................................................   23
         Section 14.02.  Condemnation.............................................................................   24

ARTICLE XV        USE OF NAME.....................................................................................   24

ARTICLE XVI       OWNER'S RIGHT TO SELL...........................................................................   24


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
ARTICLE XVII      DEFAULT AND REMEDIES............................................................................   24
         Section 17.01.  Events of Default- Remedies..............................................................   24
         Section 17.02.  Rights Not Exclusive.....................................................................   25

ARTICLE XVIII     NOTICES.........................................................................................   26
         Section 18.01.  Notices..................................................................................   26

ARTICLE XIX       ASSIGNMENT......................................................................................   27
         Section 19.01.  No Assignment by Operator................................................................   27
         Section 19.02.  Assignment by Lessee.....................................................................   27

ARTICLE XX        SUBORDINATION...................................................................................   29
         Section 20.01.  Subordination To First Mortgage..........................................................   29
         Section 20.02.  Foreclosure..............................................................................   29

ARTICLE XXI       MISCELLANEOUS...................................................................................   29
         Section 21.01.  Further Documentation....................................................................   29
         Section 21.02.  Captions.................................................................................   30
         Section 21.03.  Successors and Assigns...................................................................   30
         Section 21.04.  Competitive Market Area..................................................................   30
         Section 21.05.  Assumption of Post Termination Obligations...............................................   30
         Section 21.06.  Entire Agreement.........................................................................   30
         Section 21.07.  Governing Law............................................................................   30
         Section 21.08.  No Political Contributions...............................................................   30
         Section 21.09.  Lessee Reimbursement Upon Certain Terminations...........................................   31
         Section 21.10.  Management of Other Hotels...............................................................   32
         Section 21.11.  Eligible Independent Contractor..........................................................   32
         Section 21.12.  Affiliated Transactions..................................................................   33
         Section 21.13.  Non-Recourse to MeriStar.................................................................   33
         Section 21.14.  No Third Party Beneficiaries.............................................................   33
         Section 21.15.  Purchase of Furniture, Fixtures and Equipment............................................   33


EXHIBIT A -- Hotels and Owners

EXHIBIT B -- Franchise Agreements

EXHIBIT C -- Severance Amounts Reimbursable Pursuant to Section 21.09

EXHIBIT D -- REIT Hotels

EXHIBIT E -- Form of Guaranty


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                           HOTEL MANAGEMENT AGREEMENT

         This HOTEL MANAGEMENT AGREEMENT is made and entered into as of ________, 2001, by and among __________________, a Tennessee corporation
("Lessee"), and Flagstone Hospitality Management LLC, a Tennessee limited liability company ("Operator"), with reference to the following facts:

         A. Lessee leases from RFS Partnership, L.P. and its affiliates described on Exhibit A (each, an "Owner" and collectively, the "Owners") the hotel properties described in Exhibit A (each, a "Hotel" and collectively, the "Hotels") pursuant to one or more Lease Agreements dated ________, 2001 (each, a "Lease");

         B. Lessee desires to engage Operator to operate and manage the Hotels in accordance with the terms of this Agreement;

         C. Operator desires to supply the services and to operate the Hotels in accordance with the terms of this Agreement;

         D. The parties desire that this Agreement represent an individual hotel management agreement for each Hotel described in Exhibit A, as it may be amended from time.

         NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, stipulations, agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lessee and Operator covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.00   Definitions.

         (a) As used herein, the following terms shall have the indicated meanings:

         (1) "Accounting Period" shall mean a period of time used by Operator in accounting for the operations of the Hotels, which period of time shall be a full calendar month.

         (2) "Affiliate" shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by, or under common control with such person.

         (3)      "Agency Account" shall have the meaning set forth in
Section 8.01(c).

         (4) "Agreement" shall mean this Hotel Management Agreement and all amendments, modifications, supplements, consolidations, extensions and revisions to this Hotel Management Agreement approved by Lessee and Operator.


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         (5)      "Approved Budget" shall mean the Hotel Operating Budget
prepared by Operator, and pursuant to Section 6.01 of this Agreement, approved in writing by Lessee.

         (6) "CPI" shall mean the Consumer Price Index, all items for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor as reported in The Wall Street Journal.

         (7) "Deposit Account" shall have the meaning set forth in Section 8.01(a).

         (8)      "Employment Claim" shall mean set forth in Section 5.05.

         (9) "Employment Laws" shall have the meaning set forth in Section 4.02(c).

         (10)     "Environmental Activity" shall have the meaning set forth in
Section 5.06(a).

         (11)     "Environmental Laws" shall have the meaning set forth in
Section 5.06(a).

         (12) "Event(s) of Default" shall mean one or more of the events or occurrences listed in Section 17.01 of this Agreement.

         (13) "First Mortgage" shall mean collectively any mortgage or deed of trust hereafter, from time to time, encumbering in a first lien position all or any portion of a Property, together with all other instruments evidencing or securing payment of the indebtedness secured by such mortgage or deed of trust and all amendments, modifications, supplements, extensions, and revisions of such mortgage, deed of trust and other instruments.

         (14) "Fiscal Year" shall mean the twelve (12) month calendar year ending December 31, except that the first Fiscal Year and the last Fiscal Year of the term of this Agreement may not be full calendar years. (It is understood and agreed that Lessee, in its discretion, shall have the right to change the Fiscal Year ending date at any time.)

         (15) "Franchisors" shall mean the franchisors under the Franchise Agreements.

         (16) "Franchisor Agreements" shall mean the franchise license agreements held by Lessee with respect to each of the Hotels as set forth in Exhibit B as it may be amended from time to time.

         (17) "Gross Hotel Income" shall mean all income and proceeds of sales of every kind (whether in cash or on credit and computed on an accrual basis) received by Operator for the use, occupancy or enjoyment of the Hotel or for the sale of any goods, services or other items sold on or provided from the Hotel in the ordinary course of the Hotel operation including, without limitation, all income received from tenants, transient guests, lessees (other than communications equipment lessees or service providers), licensees and concessionaires and other services to the Hotel guests, and the proceeds from business interruption insurance, but excluding the following: (i) any excise, sales or use taxes or similar government charges collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes; (ii) receipts from condemnation awards or sales in lieu of or under threat of condemnation; (iii) proceeds of insurance; (iv) other allowances and deductions as provided by the Uniform System in determining the sum contemplated by this definition, by whatever name, it may be called; (v) adjustments made pursuant to
Section 10.04; (vi) proceeds of sales whether dispositions of capital assets, furniture and equipment or operating equipment (other than sales of inventory in the ordinary course of business); (vii) gross receipts


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received by lessees, licensees or concessionaires of the Hotel; (viii)
consideration received at the Hotel for hotel accommodations, goods and services to be provided at other hotels although arranged by, for or on behalf of, Operator; (ix) gratuities collected for the benefit of employees; (x) proceeds of any financing; (xi) working capital provided by Lessee; (xii) any funds provided by Lessee to Operator whether for Operating Expenses or otherwise; and
(xiii) other income or proceeds resulting other than from the use or occupancy of the Hotel, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Hotel in the ordinary course of business.

         (18) "Gross Operating Loss" shall mean for any Accounting Period the amount by which Operating Expenses exceed Gross Hotel Income.

         (19)     "Hazardous Substance" shall have the meaning set forth in
Section 5.06(a).

         (20) "Holder" shall mean the holder of any First Mortgage and the indebtedness secured thereby, and such holder's successors and assigns.

         (21) "Hotel Capital Budget" shall mean the budget relating to capital expenditures at a Hotel which shall be prepared and administered by Owner as described in Section 6.01.

         (22) "Hotel FF&E" shall mean the furniture, furnishings, wall coverings, fixtures and hotel equipment for a Hotel and which includes equipment required for operation of the kitchens, restaurants and laundry, office equipment, material handling equipment, cleaning and engineering equipment and vehicles.

         (23) "Hotel Operating Account" shall mean the bank account opened and maintained in Lessee's name, or in a name designated by Lessee, with a banking institution selected by Lessee, into which all income, receipts and proceeds included in the definition of Gross Hotel Income (without exclusion of any of the items excluded from the definition of such term) shall be deposited and from which disbursements shall be made pursuant to the terms of Section 8.01 of this Agreement.

         (24) "Hotel Operating Budget" shall mean the operating budget relating to the operation of a Hotel for each Fiscal Year prepared by Operator and submitted to Lessee for approval pursuant to Section 6.01.

         (25) "Hotel Operating Equipment" shall mean linens, chinaware, glassware, uniforms, utensils and other items of similar nature as Operator shall reasonably determine to be appropriate.

         (26) "Hotel Operating Supplies" shall mean the initial inventories of paper supplies, cleaning materials and similar consumable items.

         (27) "Hotel Standards" shall mean the standards established by the respective Franchisors of the Hotels from time to time.

         (28) "Hotels" shall mean the hotel properties described in Exhibit A hereto, as it may be amended from time to time by mutual agreement of Lessee and Operator to add hotel properties or to delete hotel properties as a result of termination of this Agreement with respect to one or more hotel properties pursuant to the termination provisions set forth in Section 2.01 of this Agreement. "Hotel" shall mean any hotel set forth on Exhibit A as it may be amended from time to time.


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         (29)     "Independent CPA" shall mean the firm of independent public accountants having hotel experience which is selected by Lessee from time to time.

         (30) "Land" shall mean the real property described in Exhibit A to the Lease.

         (31) "Lease" shall mean the Master Lease Agreement dated ____________, 2001, between Lessee and Owner.

         (32) "Lessee" shall mean __________, a Tennessee corporation and its successors and assigns.

         (33) "Marketing Plan" shall mean the marketing plan prepared by Operator and approved by Lessee for each Hotel for each Fiscal Year pursuant to
Section 3.04(b).

         (34) "Operating Expenses" shall mean all reasonable costs and expenses of maintaining, conducting and supervising the operation of the Property, subject to the limitations set forth in an Approved Budget, incurred pursuant to this Agreement or as otherwise specifically provided herein which are properly attributable to the period under consideration under Lessee's system of accounting, including without limitation:

                  (i) the cost of all food and beverages sold or consumed and of all Hotel Operating Equipment and Hotel Operating Supplies;

                  (ii) salaries and wages of Hotel personnel, including costs of payroll taxes and employee benefits and all other expenses not otherwise specifically referred to in this Section which are referred to as "Administrative and General Expenses" in the Uniform System. Except as herein otherwise expressly provided with respect to employees regularly employed at the Hotel, the salaries or wages of other employees or executives of Operator, or any Affiliate shall in no event be Operating Expenses;

                  (iii) the cost of all other goods and services obtained by Operator in connection with its operation of the Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment and such other equipment as Owner shall designate;

                  (iv) the cost of repairs to and maintenance of the Property to keep the Property in good condition;

                  (v) insurance premiums for all insurance maintained by Lessee or Operator as provided in Article XII with respect to the Property, including without limitation, property damage insurance, public liability insurance; workers' compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claim, liabilities and losses arising from the use and operation of the Hotel and losses incurred with respect to deductibles applicable to the foregoing types of insurance;

                  (vi) all taxes, assessments and other charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Operator or Lessee with respect to the operation of the Hotel and water and sewer charges;


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                  (vii)    legal fees;

                  (viii) the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, functional, decorating, design or construction problems and activities, including the reasonable fees of Operator or any Affiliate in connection therewith, provided that such employment of Operator or such Affiliate is approved in advance by Lessee;

                  (ix) all expenses for marketing the Hotel, including all expenses of advertising, sales promotion and public relations activities;

                  (x)      the Operator's Expenses;

                  (xi)     the Operator's Basic Fee;

                  (xii) ad valorem taxes, personal property taxes, utility taxes and other taxes (as those terms are defined in the Uniform System) and municipal, county and state license and permit fees;

                  (xiii) all fees, assessments and charges due and payable under the franchise license agreement for the Hotel;

                  (xiv) reasonable reserves for uncollectible accounts receivable;

                  (xv) credit card fees, travel agent commissions and other third party reservation fees and charges;

                  (xvi) all parking charges and other expenses associated with revenues received by the Hotels related to parking operations, including valet services; and

                  (xvii)   common expenses charges.

         Operating Expenses shall not include (a) depreciation and amortization except as otherwise provided in this Agreement; (b) the cost of any other things specified herein to be done or provided at Lessee's or Operator's sole expense;
(c) debt service on any Mortgage; (d) any Operator's Incentive Fee; (e) capital repairs and other expenditures which are normally treated as capital expenditures under the Uniform System or generally accepted accounting principles; (f) other recurring or non-recurring ownership costs such as partnership administration and costs of changes to business and liquor licenses.

         (35) "Operating Term" shall mean, with respect to any Hotel, the term of this Agreement as set forth in Section 2.01.

         (36) "Operator" shall mean Flagstone Hospitality Management LLC, a Tennessee limited liability company.

         (37) "Operator Centralized Services" shall have the meaning set forth in Section 21.12.

         (38) "Operator's Basic Fee" shall mean a fee to equal to two and one-half percent (2.5%) of Gross Hotel Income for each Fiscal Year of the Operating Term, which is payable as set forth in Section 10.01.


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

         (39) "Operator's Expenses" shall mean the out-of-pocket expenses and disbursements which are reasonably and necessarily incurred by Operator in the performance of its obligations under this Agreement, all of which expenses shall have been set forth in the Approved Budget. Operator's Expenses may include reasonable travel, business entertainment, telephone, telegram, postage, air express and other incidental expenses, but shall not include, except as herein otherwise expressly provided, the salaries and wages of employees or executives of Operator or of any Affiliate performing services or work in connection with the operation of a Hotel; provided that traveling and other direct expenses incurred by them in connection with the management of a Hotel, including living expenses incurred during travel, shall be considered Operator's Expenses to the extent that they have been identified by category and included in the Approved Budget.

         (40) "Operator's Incentive Fee" shall mean a fee to be established by agreement between Operator and Lessee pursuant to Section 10.02.

         (41)     "Operator Paid Amounts" shall have the meaning set forth in
Section 8.01(c).

         (42) "Owners" shall mean the entities described on Exhibit A as it may be amended from time to time as the owners of the Hotels. "Owner" shall mean any entity described on Exhibit A as it may be amended from time to time.

         (43)     "Owner Account" shall have the meaning set forth in Section
8.01(b).

         (44) "Property" shall mean the Land, the Hotel, all real and personal property now or hereafter situated upon the Land and all appurtenant rights and easements thereto.

         (45)     "Rebates" shall have the meaning set forth in Section 21.12.

         (46)     "REIT" shall mean RFS Hotel Investors, Inc.

         (47) "REIT Hotels" shall mean, initially, the 49 hotels owned by Affiliates of the REIT which will be managed by Operator effective on or about January 1, 2001, as set forth on Exhibit D and any additional hotels owned by the REIT or its Affiliates and managed by Operator from time to time in the future.

         (48)     "Sale of a Hotel" shall have the meaning set forth in Article
XVI.

         (49) "Uniform System" shall mean the "Uniform System of Accounts for Hotels" (9th Revised Edition, 1996), as published by the American Hotel and Motel Association, as it may be amended from time to time, with such exceptions as may be required by the provisions of this Agreement (including without limitation the definitions of Gross Hotel Income, Gross Operating Profit and Operating Expenses).

         (50) "Unrelated Person" shall have the meaning set forth in Section 21.11.

         (b) Terms with initial capital letters which appear within the foregoing definitions are defined in this Article I or as indicated in this Agreement.


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                                   ARTICLE II

                                TERM OF AGREEMENT

Section 2.01.00   Term.

         (a) The term of this Agreement (the "Operating Term") shall commence on the date set forth at the beginning of this Agreement and shall terminate at midnight on December 31, 2010, subject to earlier termination as to one or more Hotels at any time as set forth below.

         (b) This Agreement may be terminated by Lessee or Operator as to one or more Hotels at any time and from time to time by delivery of written notice to the other party not less than ninety (90) days prior to the effective date of termination which notice shall set forth (i) the effective date of termination, and (ii) the Hotel or Hotels with respect to which this Agreement is being terminated. Termination by Lessee pursuant to this Section 2.01(b) shall be subject to the provisions of Section 21.09 of this Agreement.

                                   ARTICLE III

                             OPERATION OF THE HOTEL

Section 3.01.00   Representations by Operator; Engagement of Operator.

         Operator hereby represents that Operator (i) is experienced and capable and will remain experienced and capable in the management and operation of hotels throughout the United States and (ii) has reviewed and understands the terms and provisions of the Lease and the Franchise Agreements and the Hotel Standards. In reliance on the foregoing representations, Lessee hereby engages Operator to manage and operate the Hotels during the Operating Term and Operator agrees to manage and operate the Hotels during the Operating Term, in accordance with this Agreement. Lessee and Operator acknowledge that it is the intention of the parties that the Hotels be operated in a profitable manner in accordance with the Hotel Operating Budget and the Hotel Capital Budget.

Section 3.02.00   Standards of Operation.

         Operator agrees to diligently and efficiently operate each Hotel and all of its facilities and activities (i) at all times in accordance with the Hotel Standards; (ii) consistent with the terms of the Lease and Lessee's obligations thereunder; (iii) in the same manner as is customary and usual in the operation of first-class hotels in its market; (iv) in compliance with this Agreement, all easements, covenants and restrictions affecting the Property and all applicable governmental laws rules, regulations, ordinances, orders and requirements; (v) in accordance with the terms and conditions of any financing; and (vi) in accordance with the requirements of any carrier having insurance on the Hotel or any part thereof. Operator shall also obtain and keep in force any and all licenses or permits necessary for the operation of the Hotel (provided that liquor licenses shall be obtained and held by Lessee in Lessee's name). The cost of obtaining and keeping in force any such licenses or permits (including the liquor license, if any) and in complying with governmental laws, rules, regulations, ordinances, orders and requirements shall be Operating Expenses to the extent set forth in the Approved Budget. Notwithstanding any other provision of this Agreement to the contrary, Operator's obligations with respect to the Lease (and any amendments thereto), any ground lease, any franchise agreement with respect to which Operator is expected to comply and the Hotel Standards mandated thereunder, and to any such financing (collectively, "Major


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

Agreements") shall be conditioned upon (i) true and complete copies of the relevant provisions thereof have been delivered to Operator sufficiently in advance to allow Operator to perform such obligations and (ii) the provisions thereof and/or compliance with such provisions by Operator (1) being applicable to the day-to-day operation, maintenance and non-capital repair and replacement of the Hotel or any portion thereof, (2) not requiring contribution of capital or payments of Operator's own funds, (3) not materially increasing Operator's obligations hereunder or materially decreasing Operator's other rights hereunder, (4) not limiting or purporting to limit any corporate activity or transaction with respect to Operator or its Affiliates or any other activity, transfer, transaction, property or other matter involving Operator or its Affiliates other than at the site of the Hotel, and (5) otherwise being within the scope of Operator's duties under this Agreement. Lessee acknowledges and agrees, without limiting the foregoing, that any failure of Operator or the Hotel to comply with the provisions of Major Agreements arising out of (A) construction activities at the Hotel, (B) inherent limitations in the design and/or construction of, location of and/or parking at the Hotel and/or (C) Lessee's written instructions to Operator, shall not be deemed a breach by Operator of its obligations under this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Operator shall not be in breach of any obligation which it may otherwise have under this Agreement so long as Operator is acting in accordance with the Approved Budget and Operator's failure to perform such obligation results from Lessee's failure to provide adequate funding in accordance with the terms of this Agreement.

Section 3.03.00   Reservations Services.

         Operator shall sell, represent and promote the Hotel through the respective Franchisors' sales and reservations systems and will encourage the use of the Hotel by all recognized sources of hotel business.

Section 3.04.00   Marketing.

         (a) Ninety (90) days prior to the beginning of each Fiscal Year and in conjunction with preparation of the Hotel Operating Budget for the forthcoming Fiscal Year, Operator shall deliver to Lessee a proposed marketing plan for each Hotel for such Fiscal Year which shall be consistent with the Hotel Operating Budget. Operator shall review the marketing plan with Lessee and upon Lessee's written approval it shall represent the approved marketing plan (the "Marketing Plan") for the succeeding Fiscal Year and shall be implemented by Operator. The sums expended for advertising and marketing each Fiscal Year shall be an Operating Expense to the extent they are (i) set forth in the Approved Budget and the Marketing Plan for such Fiscal Year and (ii) actually expended for advertising or marketing the Hotel either exclusively or in conjunction with the advertising or marketing of the Franchisor.

         (b) Operator shall arrange, contract for and carry out such advertising and promotion of the Hotel, as Operator shall deem advisable and consistent with the Approved Budget. Funds for advertising and promotion of the Hotel may be expended exclusively for or with respect to the Hotel or in conjunction with the advertising or promotion of other properties managed by Operator, and in either case may be administered at or through Operator's regional or home office. Operator will make every effort to ensure that the Hotel shall receive an equitable share of the benefit of the cooperative advertising and promotion reasonably commensurate with its contribution to the costs thereof. The costs thereof shall be equitably allocated by Operator between the Hotel and other participating hotels. Upon Lessee's request, Operator shall provide reasonable documentation to support such allocations.

         (c) Operator, in its discretion, may cause the Hotel to participate in sales and promotional campaigns and activities involving complimentary rooms, food and beverages where such is customary in the travel industry or in the Operator's practice and policy.

Section 3.05.00   Consultations Between Lessee and Operator.

         When requested by Lessee, Operator shall, from time to time, render advice and assistance to Lessee and Owner in the negotiation and prosecution of all claims for the reduction of real estate or other taxes or assessments affecting the Hotel and for any award for taking by condemnation or eminent domain affecting the Hotel.

Section 3.06.00   Activities of MeriStar.

         Lessee acknowledges that (i) a member of Operator is a subsidiary of MeriStar Hotels & Resorts, Inc. ("MHR") and is related to MeriStar Hospitality Corporation ("MHC"; MHR, MHC and their respective Affiliates other than Operator being hereinafter collectively referred to as "MeriStar"), and (ii) Lessee is fully aware that MeriStar owns, leases or operates a substantial number of hotel and other properties and intends to own, lease or operate a substantial number of additional such properties, many of which existing or future properties are or may be within the market areas of the Hotels. Notwithstanding anything to the contrary contained in this Agreement, Lessee hereby agrees that nothing in this Agreement restricts or shall be deemed to restrict any activity or opportunity of MeriStar (including, without limitation, the ownership, leasing and/or operation of any such other hotels or properties), whether such activity or opportunity is or may be in competition with the Hotels or any other property leased by Lessee, or to impose on MeriStar any duty to act, or refrain from acting, in the interests of Lessee or Owner, and Lessee hereby irrevocably waives any claim or cause of action it may now or hereafter have against MeriStar arising out of any such activity or opportunity or any such duty or purported duty, whether arising out of this Agreement or otherwise.

                                   ARTICLE IV

                             INDEPENDENT CONTRACTOR

Section 4.01.00   Operator Status.

         In the performance of its duties in the administration, management and operation of the Hotel, Operator shall act solely as an independent contractor. Nothing herein shall constitute or be construed to be or create a partnership or joint venture between Lessee and Operator, or be construed to appoint or constitute Operator as an agent of Lessee or Owner for any purpose, or be construed to create a lease by Operator of the Hotel or its facilities. It is expressly covenanted that this Agreement is no more than an agreement for the rendering of services by Operator on behalf of Lessee in the operation and management of the Hotel only.

Section 4.02.00   Employees.

         (a) Each Hotel employee shall be the employee of Operator and not of Lessee, and every person performing services in connection with this Agreement shall be acting as the employee of Operator. All such personnel shall be on the payroll of Operator, but their salaries and other related expenses, in amounts not to exceed those sums allocated to such salaries and expenses in the Approved Budget shall be an Operating Expense.

         (b) Operator shall provide evidence to Lessee of statutory Worker's Compensation Insurance and Employer's Liability Insurance, with waiver of subrogation endorsements in favor of Lessee and Owner, for each such employee. The insurance coverages (including, without limitation, the carrier, policy limits of each and waiver of subrogation endorsements) must be in form, substance and amount satisfactory to Lessee in all respects.

         (c) The general hiring policies and the discharge of employees at the Hotel shall in all respects comply with all "Equal Employment Opportunity" laws and regulations, and Operator agrees that all laws, regulations and ordinances regarding the employment and payment of persons engaged in the operation of each Hotel (the "Employment Laws") will be complied with.

         (d) Lessee shall have the right to participate in any negotiations with labor unions representing such employees at the Hotel, and Operator shall not sign any union contracts covering such employees at the Hotel which have not been previously approved in writing by Lessee.

         (e) Operator shall submit to Lessee the resumes of any person proposed to serve as the General Manager, Director of Marketing, Director of Sales, Resident Manager or Controller of any Hotel. Lessee shall have the right to approve each of the persons proposed for such positions prior to such persons being assigned to any Hotel by Operator which approval shall not be unreasonably withheld or delayed.

Section 4.03.00   Reimbursement of Employee Expenses.

         (a) All costs of every nature pertaining to all employees at the Hotel arising out of the employer-employee relationship, including, without limitation, salaries, benefits, bonuses, relocation costs, employment-related legal costs, costs incurred in connection with governmental laws and regulations, insurance rules, and such other expenses as Operator, in its reasonable discretion, may deem appropriate shall be an Operating Cost of the Hotel to the extent set forth in the Approved Budget and Owner shall reimburse, indemnify and hold harmless Operator from all costs, expenses, liabilities and claims incurred in connection therewith.

         (b) Subject to the prior written approval of Lessee, Operator may use employees of Operator who are not assigned to the Hotel to perform special services for the Hotel, and the cost of their salaries, payroll taxes and employee benefits shall be reimbursed to Operator as an Operating Expense to the extent such costs are set forth in the Approved Budget or otherwise approved by Lessee.

         (c) Within limits set forth in the Approved Budget, employees of Operator other than those regularly employed at the Hotel shall be entitled to free room and board and the free use of all hotel facilities at such times as they visit the Hotel in connection with the management of the Hotel or are assigned temporarily to the Hotel to perform services for the Hotel. Likewise, employees regularly employed at the Hotel shall be entitled to free room and board and the free use of all hotel facilities in all other Hotels at such times as they visit other Hotels in connection with the management of such other Hotels or are assigned temporarily to such other Hotels to perform services for such other Hotels.

         (d) Owner and Lessee shall be entitled to free room and board and the free use of all hotel facilities for their employees and other persons designated by Owner and Lessee.

Section 4.04.00   Employee Benefit Plans.

         Operator may enroll the Operator's employees at the Hotels in pension, medical and health, life insurance and employee benefit plans which are joint plans for the benefit of employees at more than one of the Hotels. Employer contributions to such plans, reasonable administrative fees, at cost, which may be expended in connection therewith, and reasonable expenses for such plans will all be an Operating

Expense to the extent such costs are provided for in the Approved Budget. The administration expenses of any joint plans will be equitably apportioned among the various Hotels and any other hotels operated by Operator or its affiliates. In addition, Operator may provide lodging, food and beverage privileges to employees of Operator in accordance with the employee benefit operating policy applicable to all Hotels. All costs for the benefits, services and privileges referenced in Section 4.03(c) and this Section 4.04 will be Operating Expenses only to the extent the same are provided for in the Approved Budget, otherwise all such costs shall be borne solely by Operator without reimbursement by Lessee.

Section 4.05.00   Execution of Agreements.

         (a) Except as provided in Section 4.05(b), Operator shall execute as agent of Lessee all leases and other agreements relating to equipment and/or services provided to each Hotel, all of which, unless otherwise approved in writing in advance by Lessee, shall be cancelable upon not more than one hundred eighty (180) days' written notice by Operator or Lessee without the payment of a penalty or fee. Notwithstanding the foregoing, without the prior written approval of Lessee, Operator shall not enter into any agreement (i) which provides for the payment of sums not authorized by Lessee in an Approved Budget,
(ii) which would give rise to a lien upon all or any part of the Property, (iii) which would result in liability to Lessee for sums other than as set forth in the applicable Approved Budget, (iv) to lease any retail space in the Hotel, (v) relating to alterations to the exterior, interior or structural design of the Hotel, (vi) which requires the payment of more than $50,000 for the term of the agreement, or (vii) which is not cancelable by Lessee upon 180 days' notice or less.

         (b) Subject to Lessee's prior approval of the same, Operator shall execute, as agent for Lessee, (i) all leases, as sub-lessor, of retail space in the Hotel, and (ii) equipment rental and/or lease agreements which cannot be terminated upon one hundred eighty (180) days notice or less without the payment of a penalty or fee. Operator shall exercise its best efforts to obtain in each equipment agreement a right on the part of the lessee of such equipment to terminate the same on one hundred eighty (180) days notice or less without the payment of a penalty fee. Notwithstanding anything in this Section 4.05 to the contrary, Lessee reserves the right, exercisable at Lessee's option, to execute any lease or other agreement relating to equipment and/or services being provided to the Hotel.

                                    ARTICLE V

                                 INDEMNIFICATION

Section 5.01.00   Indemnification by Operator.

         Operator shall indemnify and hold Lessee (and Lessee's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (a) the fraud, willful misconduct or negligence of the employees of Operator at or above the level of general manager, (b) the breach by Operator of any provision of this Agreement or (c) any action taken by Operator which is beyond the scope of Operator's authority under this Agreement. Lessee shall promptly provide Operator with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Operator shall have the option of defending any claim or suit brought against the Lessee with counsel selected by Operator and reasonably approved by Lessee. Lessee shall cooperate with the Operator or its counsel in the preparation and conduct of any defense to any such claim or suit and shall have the right to reasonably participate in such defense.

Section 5.02.00   Limitations on Indemnification.

         None of the indemnifications set forth in Section 5.01 shall be applicable to (1) liability resulting from the design or construction of the Hotel, (2) liability to Lessee resulting from Lessee's fraud or willful misconduct, or (3) that portion of a liability which is covered and paid for by insurance maintained for the Hotel (it being understood and agreed that if Lessee is self-insuring against any perils and/or liabilities against which the Lessee is otherwise required to maintain insurance under the terms of this Agreement, then Lessee shall be deemed to be maintaining insurance against such perils and/or liabilities in the same amounts of insurance which Lessee is required to maintain under this Agreement, and that such part of the liability which would have been covered and paid for by such required insurance shall not be covered by the foregoing indemnities). The standard of performance of which Operator is to be responsible under this Agreement shall be that, reasonably and diligently exercised, of a professional hotel operator having the knowledge, experience and expertise which Operator represents to Lessee that Operator has. Notwithstanding any other provision of this Agreement, Operator shall not be obligated to indemnify or hold Lessee harmless against the amount of claims or liabilities which are payable as Operating Expenses (i) as a deductible under applicable insurance which exceeds the lesser of the amount of the claim or five thousand dollars ($5,000) (adjusted each Fiscal Year by the percentage increase in the CPI over the twelve (12) month period immediately preceding the start of the Fiscal Year in question) or (ii) as amounts due under contracts for performance thereof excluding payments for breach thereof, or, which are covered and paid for by insurance which Lessee is required to provide and maintain under this Agreement, whether or not such insurance is actually in place (unless the failure of such insurance to be in place is the result of a breach by Operator of its obligations under this Agreement).

Section 5.03.00   Indemnification by Lessee.

           Except as provided in Section 5.01, Lessee shall indemnify and hold Operator (and Operator's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against such party and that arise from or in connection with (a) the performance of Operator's services under this Agreement, (b) any act or omission (whether or not willful, tortious, or negligent) of Lessee or any third party or (c) any other occurrence related to the Hotel which arising before, during or after the Operating Term. Operator shall promptly provide Lessee with written notice of any claim or suit brought against it by a third party which might result in such indemnification and Lessee shall have the option of defending any claim or suit brought against Operator with counsel selected by Lessee and reasonably satisfactory to Operator. Operator shall cooperate with the Lessee or its counsel in the preparation and conduct of any defense to any such claim or suit and shall have the right to reasonably participate in such defense.

Section 5.04.00   Survival of Indemnity.

         The provisions of this Article V shall survive the expiration or sooner termination of this Agreement with respect to matters arising out of facts or circumstances occurring during the period prior to such expiration or termination.

Section 5.05.00   Employment Claim.

         Supplementing the provisions of Sections 5.01 and 5.03, if any claim shall be made against Lessee and/or Operator which is based upon a violation or alleged violation of the Employment Laws (an "Employment Claim"), the Employment Claim shall fall within Operator's indemnification obligations under Section 5.01 only if it is based upon (a) the willful misconduct or negligence of Operator's employees at the level of hotel general manager or above or (b) Operator's breach of its obligations under Section 4.02(c), and shall otherwise fall within Lessee's indemnification obligations under Section 5.03.

Section 5.06.00   Environmental Matters.

         (a) The following terms shall have the respective meanings ascribed to them as hereinafter set forth:

                  (i) The term "Environmental Activity" shall mean any past, present or future storage, holding, existence, release, threatened release, emission, discharge, generation, processing, use, abatement, disposition, handling, transportation or reporting of any Hazardous Substance (as hereinafter defined) in violation of any applicable Environmental Laws (as hereinafter defined) at, from, under, into or on the Hotel, or otherwise relating to the Hotel or the current or former ownership, use, operation or occupancy thereof, or the threat of any such activity.

                  (ii) The term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, judgements, orders, decrees, permits, licenses or other governmental restrictions or requirements relating to health, the environment, any Hazardous Substance or any Environmental Activity now or hereafter or at any time prior to the date of this Agreement in effect in the jurisdiction in which the Hotel is located, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended (42 U.S.C. ss.9601 et seq.), the Resource Conservation Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (42 U.S.C. ss.6901 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.1801 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.7401 et seq.), the Clean Water Act, as amended (33 U.S.C. ss.1251 et seq.), the Toxic Substances and Control Act, as amended (15 U.S.C. ss.2601 et seq.), any and all state and local laws similar to, in whole or in part, federal toxic waste laws which from time to time are in effect in the jurisdiction in which the Hotel is located, and the regulations pursuant thereto, any laws or regulations governing "wetlands" and any common law theory based on nuisance or strict liability.

                           (iii) The term "Hazardous Substance" shall mean any substance, material or waste which is regulated, or governed by any Environmental Law, including without limitation (a) any substance, material or waste defined, used or listed as "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance", "hazardous material", "toxic substance" or similar or related term as defined, used or listed in any Environmental Laws, (b) any asbestos or asbestos containing materials, (c) any underground storage tanks or similar facilities, (d) any petroleum products stored in bulk or polychlorinated biphenyl, (e) any additional substances or materials which are now or hereafter hazardous or toxic substances under any Environmental Laws, and (f) any additional substance or material which from and after the date of this Agreement becomes a "Hazardous Substance" as defined herein.

         (b) Operator shall (i) perform its obligations under this Agreement in compliance with all Environmental Laws in effect from time to time during the Operating Term, (ii) promptly notify Lessee in writing of (A) any written notice received by Operator with respect to any Environmental Activity or (B) any other Environmental Activity of which Operator has actual knowledge and (iii) cooperate with Lessee, at Lessee's cost (except that Operator shall bear the cost of such cooperation to the extent that such Environmental Activity is a result of Operator's failure to comply with its covenants under clauses (i) or

(ii) above), and in all reasonable respects, in connection with any and all remediation of Environmental Activities undertaken by Lessee in compliance with applicable Environmental Laws. Notwithstanding the foregoing, Lessee and Operator acknowledge and agree that Lessee shall be responsible for reporting to applicable governmental agencies any Environmental Activities subject to reporting pursuant to applicable Environmental Law and shall undertake any and all remediation or other work required under any Environmental Law or in connection with any Environmental Activity pursuant to contracts between Lessee and a contractor or consultant qualified to perform such work.

         (c) Except as specifically set forth to the contrary in Sections 5.01, 5.02, 5.03 and 5.06(b) above, Lessee shall (i) be solely responsible for the compliance of the Hotel with all Environmental Laws and (ii) indemnify and hold Operator and its Affiliates (and Operator's and Operator's Affiliates' agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against such party and that arise from or in connection with any past, present or future Environmental Activity or other non-compliance of the Hotel with any Environmental Law. The provisions of this Section 5.06(c) shall survive the expiration or earlier termination of this Agreement."

Section 5.07.00   Lessee Net Worth.

         Lessee agrees to maintain a net worth, determined in accordance with generally accepted accounting principles, of not less than $1,000,000 during the Operating Term. Lessee shall deliver to Operator, upon request not more often than twice each Fiscal Year, a certificate from an authorized officer of Lessee, certifying as to Lessee's net worth as of the end of the most recent accounting period. Lessee has executed and delivered to Operator the Guaranty in the form of Exhibit E.

                                   ARTICLE VI

                           BUDGETS AND POLICY MEETINGS

Section 6.01.00   Budgets.

         (a) Lessee will cause Owner to prepare an annual capital budget for each Fiscal Year for each Hotel (the "Hotel Capital Budget") at least one hundred twenty (120) days prior to commencement of the Fiscal Year and Lessee will provide Operator with a copy of the Hotel Capital Budget. If requested by Lessee, Operator will assist Owner in preparation of the Hotel Capital Budget. The Hotel Capital Budget will set forth all projected capital improvements and all projected expenditures for replacements, substitutions and additions to Hotel FF&E for such Fiscal Year, which budget shall also be month-to-month as well as annual. At least ninety (90) days prior to the commencement of each Fiscal Year, Operator shall submit to Lessee an annual forecast for the operation of the Hotel for the forthcoming Fiscal Year containing detailed revenue projections and budgets of Operating Expenses (the "Hotel Operating Budget"). The Hotel Operating Budget shall be month-to-month as well as annual and shall be in the form designated by Lessee. Additionally, before the commencement of each Fiscal Year, Operator shall submit to Lessee daily budgeted occupancy, average daily rate and Revenue per Available Room statistics for each hotel. The Hotel Operating Budget and the daily budgeted hotel operating statistics shall contain Operator's reasonable good faith estimates of the amounts set forth therein but Operator shall not be deemed to have made a guarantee as to any amounts in the Hotel Operating Budget. At the same time, Operator shall also present the Marketing Plan. Owner shall be responsible for implementing the

Hotel Capital Budget and may, in Owner's sole discretion, increase, decrease, delete or modify in any respect any capital expenditure in the Hotel Capital Budget.

         (b) Operator shall review the Hotel Operating Budget with Lessee, and upon Lessee's written approval of the Budget it shall constitute the Approved Budget for the succeeding Fiscal Year and shall be implemented by Operator.

         (c) Operator may reallocate all or part of the amount budgeted to any line item to another line item within the same department.

         (d) Lessee hereby acknowledges that the Hotel Operating Budget is intended to be the best estimate at the time of its preparation and merely a forecast of the Hotel's income and expenses for the ensuing Fiscal Year and that Operator shall not be deemed to have made a guarantee or warranty to Lessee in connection with the Hotel Operating Budget.

Section 6.02.00   Budget Meetings.

         At each budget meeting and at any additional meetings during a Fiscal Year reasonably called by Lessee or Operator, Operator shall consult with Lessee on matters of policy concerning management, sales, room rates, wage scales, personnel, general overall operating procedures, economics and operation and other matters affecting the operation of the Hotel.

Section 6.03.00   Approval by Lessee Required.

         Any request by Operator to make any expenditure or incur any obligations which causes or likely will cause total annual operating expenses at a Hotel to exceed 105% of the total annual operating expenses for the Hotel as set forth in the Approved Budget or which falls into any category of expenditures which in the opinion of Lessee and its counsel is required by law to have the prior approval of Lessee, shall be submitted to Lessee in writing with an explanation of and accompanied by supporting information for the request. Operator shall not make any such expenditure or incur any such obligation without Lessee's prior written consent, except (i) as is necessary, in Operator's reasonable discretion, for the immediate emergency protection of life or property, or (ii) unless such expenditure or obligation is offset by an equal or greater amount of related revenue. Lessee shall endeavor to respond to any such request within fifteen (15) days of the receipt thereof; provided, however, Lessee shall have no obligation to agree to any such request and no liability for failing to respond.

                                   ARTICLE VII

                               OPERATING EXPENSES

Section 7.01.00   Payment of Operating Expenses.

         (a) In performing its authorized duties hereunder, Operator shall promptly pay all Operating Expenses, except that if requested by Lessee certain Operating Expenses shall be paid by Operator directly to Lessee for payment by Lessee to the appropriate lender, taxing authority, insurer or other party so identified by Lessee to Operator.

         (b) Subject to Article V, all Operating Expenses or other expenses incurred by Operator in performing its authorized duties shall be reimbursed or borne by Lessee; provided that such Operating Expenses or other expenses are incurred pursuant to and within the limits set forth in an Approved Budget or pursuant to other written authorization by Lessee. To the extent the funds necessary therefor are not generated by the operation of the Hotel, they shall be supplied by Lessee to Operator in the manner provided in Article VIII.

Section 7.02.00   Operating Expenses Not an Obligation of Operator.

         Except as may be otherwise specifically provided in this Agreement, Operator shall in no event be required to advance any of its own funds for Operating Expenses of the Hotel, nor to incur any liability in connection therewith unless Lessee shall have furnished Operator with funds as required of Lessee under the terms of this Agreement. However, if Lessee has provided funds required of Lessee hereunder, Operator shall advance such funds and all other funds necessary to pay expenses incurred by Operator in performing its duties and obligations hereunder.

                                  ARTICLE VIII

                                  BANK ACCOUNTS

Section 8.01.00   Bank Accounts

         The following special accounts shall be established in connection with the operation of the Hotel:

         (a) Deposit Account. All cash (other than cash needed to maintain a petty cash fund at the Hotel not to exceed $1,000) and checks received by Operator in the operation of the Hotel shall be deposited in a special account or accounts bearing the name of the Hotel (the "Deposit Account"), in such federally insured banks, savings and loans or trust companies as may be designated from time to time by Lessee and reasonably approved by Operator. The Deposit Account shall be in the name of Operator as agent for Lessee and shall be under the control of Operator. Amounts in the Deposit Account shall not be commingled with other funds of Operator or funds from other properties owned, leased or managed by Operator, other than properties managed by Operator for Lessee or Affiliates of Lessee designated by Lessee. All amounts deposited into the Deposit Account shall be paid into the Owner Account (as hereinafter defined) as set forth in Section 8.01(b).

         (b) Owner Account. Lessee shall establish, in Lessee's name and under the sole control of Lessee, a master account or accounts in such federally insured banks, savings and loans or trust companies as may be designated from time to time by Lessee (the "Owner Account"). All amounts deposited into the Deposit Account shall be paid into the Owner Account on a daily basis, or on such other basis as may be determined by Lessee from time to time upon written notice to Operator. All credit card receipts shall be deposited directly into the Owner Account. Amounts in the Owner Account may be commingled with funds from other properties owned or leased by Lessee, at Lessee's discretion. Lessee shall be responsible for paying fixed charges and debt service, ground rent and capital costs with respect to the Hotel from the Owner Account or from other funds of Lessee, except to the extent Lessee has designated Operator in writing to pay such amounts from the Agency Account (as hereinafter defined).

         (c) Agency Account. Operator shall establish, in Operator's name as agent for Lessee and under the control of Operator as hereinafter set forth, a special account or accounts in such federally insured banks, savings and loans or trust companies as may be designated from time to time by Lessee

(the "Agency Account"). Lessee shall deposit into the Agency Account sufficient working capital on an as-needed basis to pay all Operating Expenses and other amounts which are the responsibility of Operator to pay under this Agreement (including without limitation any fixed charges and debt service, ground rent and capital costs with respect to the Hotel which Lessee may have designated Operator to pay from the Agency Account) (collectively, "Operator Paid Amounts"). From the Agency Account, Operator shall pay all Operating Expenses and other Operator Paid Amounts required to be paid by Operator on Lessee's behalf under this Agreement (to the extent, in each case, such amounts are permitted or required to be paid under this Agreement). Interest on the Agency Account shall accrue to the benefit of Lessee but shall be available to pay any Operator Paid Amounts. Checks or other documents of withdrawal from the Agency Account shall be signed only by representatives of Operator, provided that such representatives shall be bonded or otherwise insured in a manner reasonably satisfactory to Lessee. The identity of such authorized representatives shall be disclosed to Lessee from time to time. The premiums for bonding or other insurance shall be an Operating Expense except for premiums for bonding off-site executive employees of Operator. Upon the expiration or termination of this Agreement, all remaining amounts in the Agency Account shall be transferred to Lessee.

Section 8.02.00   Authorized Signatures.

         The Hotel Operating Account shall be under the control of Operator, without prejudice, however, to Operator's obligation to account to Lessee as and when provided for herein. All receipts and income, including, without limitation, Gross Hotel Income shall be promptly deposited in the Hotel Operating Account. Checks or other documents of withdrawal shall be signed only by the individual representatives of Operator approved in writing by Lessee and duly recognized for such purpose by the bank or banks in which the referenced accounts are maintained. Operator shall supply Lessee with fidelity bonds or other insurance insuring the fidelity of authorized signatories to such accounts, unless said bonds or other insurance shall have been placed by Lessee and delivered directly by the bonding or insurance company to Lessee. The cost of such fidelity bonds or other insurance shall be an Operating Expense and subject to Lessee's approval. Neither Lessee nor Operator shall be responsible for any losses occasioned by the failure or insolvency of the bank or banks in which the referenced accounts are maintained. Upon expiration or termination of this Agreement and the payment to Operator of all amounts due Operator hereunder upon such expiration or termination, as provided in this Agreement, all remaining amounts in the referenced accounts shall be transferred forthwith to Lessee, or made freely available to Lessee.

Section 8.03.00   Investment of Hotel Cash.

         Operator shall invest Hotel Operating Account balances in a cash management program approved in writing by Lessee and which provides for Lessee to receive the interest income thereon.

Section 8.04.     Payroll. 00

         If and to the extent that there are insufficient funds in the Agency Account to pay compensation due to Hotel employees (including all related payroll and withholding taxes) and if Lessee shall fail to deposit such funds in the Agency Account within two (2) business days after written notice from Operator, then Operator may use funds in the Deposit Accounts only to the extent necessary to pay such compensation (not in any event to exceed the amount of such compensation accrued or payable with respect to the two calendar weeks preceding the date of any such draw upon the Deposit Accounts by Operator) and shall immediately advise Lessee as to the use of such funds.

Section 8.05.     Security Deposits.  00

         Any security deposit held under a Space Lease shall be held in a separate account if required by law or the terms of such Space Lease or if otherwise required by Lessee.

                                   ARTICLE IX

                          BOOKS, RECORDS AND STATEMENTS

Section 9.01.00  Books and Records.

         (a) Operator shall keep full and adequate books of account and other records reflecting the results of operation of the Hotel on an accrual basis, all in accordance with the Uniform System, with such exceptions as may be approved in writing by Lessee.

         (b) Except for the books and records which may be kept in Operator's home office or other location approved by Lessee the books of account and all other records relating to or reflecting the operation of the Hotel shall be kept at the Hotel. All books and records pertaining to the Hotel and of Operator (including all budgetary records of Operator), wherever kept, shall be available to Lessee and its representatives at all reasonable times for examination, audit, inspection and transcription. All such books and records pertaining to the Hotel, including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessee and, except for the books of account and as herein otherwise provided, shall not be removed from the Hotel by Operator without Lessee's written approval and consent. Upon any termination of this Agreement, all of such books and records pertaining to the Hotel forthwith shall be turned over to Lessee so as to insure the orderly continuance of the operation of the Hotel, but such books and records shall be available to Operator for a period of five (5) years at all reasonable times for inspection, audit, examination, and transcription of particulars relating to the period in which Operator managed the Hotel, or at any time after two years Lessee may dispose of the same if Operator fails to remove the books and records from the Hotel or other premises where the same are kept upon thirty (30) days' written notice from Lessee.

         (c) Lessee will cause to be made available to Operator, at no charge to Operator, the hotel accounting system offered by Lessee's Affiliate, Centrafuse [Inc.] and Operator shall utilize such accounting system, including any enhancements or upgrades thereto, in the operation of the Hotels.

         (d) Lessee acknowledges and agrees that any books and records of MeriStar or any Affiliate of MeriStar other than Operator shall not be deemed to be books and records of the Hotel or of the Operator.

Section 9.02.00   Statements.

         (a) Operator shall deliver to Lessee by the fifteenth (15th) day of each month, a monthly report of the state of the business and affairs of the operation of the Hotel for the immediately preceding month and for the Fiscal Year to date. Such reports shall include at least (i) a balance sheet, (ii) a profit and loss statement, comparing current month and Fiscal Year-to-date profit, loss, and operating expenses to the Approved Budget and the prior year and comparing current month and Fiscal Year-to-date average daily rate and occupancy to the Approved Budget and the prior year, (iii) a statement which details the computation of all fees payable to Operator for the month, (iv) the balance of all bank accounts, (v) an adjusting statement showing the actual cash position of the Hotel for the month and Fiscal Year-to-date,


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

and (vi) sources and uses statements. Additionally, Operator shall deliver to Lessee for each month by the end of the following month a narrative discussing any of the aforementioned reports and variances from the Approved Budget; without thereby implying Lessee's approval of such variance, except for such variance as may have been specifically approved in writing by Lessee.

         (b) Such reports and statements (i) shall be in form and in detail satisfactory to Lessee, (ii) shall be taken from the books and records maintained by Operator in the manner hereinabove specified, (iii) shall follow the general form set forth in the Uniform System, and (iv) shall be accompanied by copies of all paid receipts for the month, if requested by Lessee.

         (c) Within forty-five (45) days after the end of each Fiscal Year, Operator shall, if requested by Lessee, deliver to Lessee a draft profit and loss statement prepared by the Independent CPA, showing the results of operations of Operator and/or the Hotel during such Fiscal Year including, but not limited to, the Gross Hotel Income, if any, for such Fiscal Year. Further, Operator shall, if requested by Lessee pursuant to a legitimate documented request made to Lessee by a third party not an Affiliate of Lessee (to include, but not limited to, a request of the U.S. Securities or Exchange Commission, other federal or state regulatory bodies or agencies, or any court of competent jurisdiction), provide for an audit of its books and records by the Independent CPA, with the costs of any such requested audit to be borne by Lessee. Any disputes as to the contents of any such statement or any accounting matter hereunder shall be determined by the Independent CPA, whose decisions shall be final and conclusive on Operator and Lessee.

         (d) In addition, Operator shall deliver to Lessee, upon receipt by Operator, copies of (i) each STAR report from Smith Travel Research; (ii) each Guest Satisfaction report; (iii) each New Competition report; (iv) each Franchisor inspection report; and (v) such other reports or information in such form as may be reasonably requested by Lessee.

                                    ARTICLE X

                     OPERATOR'S FEE AND TRANSFERS TO LESSEE

Section 10.01.00  Payment of Operator's Basic Fee.

         (a) On the first (1st) day of each month during the Operating Term, Operator shall be paid out of the Hotel Operating Account the Operator's Basic Fee for that month, based upon Gross Hotel Income for the immediately prior month, as determined from the books and records referred to in Article IX. Operator's Expenses, if any, shall be paid as invoiced for services and materials rendered.

         (b) Notwithstanding Section 10.01(a), upon commencement of this Agreement, Lessee agrees to pay to Operator the aggregate Operator's Basic Fee for the first three (3) months of the Operating Term as estimated from the initial budgeted revenues for such three-month period previously agreed to by the parties hereto.

Section 10.02.00  Payment of Operator's Incentive Fee.

         On the 60th day following the end of each Fiscal Year, Lessee shall pay to Operator, the Operator's Incentive Fee, if any, for such Fiscal Year. "Operator's Incentive Fee" for any Fiscal Year shall be an amount determined by Lessee and Operator prior to commencement of the Fiscal Year and shall generally be based upon the financial performance of all of the Hotels, in the aggregate. The formula for calculating and determining Operator's Incentive Fee for each Fiscal Year shall be agreed to by


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

Operator and Lessee in connection with the Approved Budget and in any event prior to commencement of each Fiscal Year. Lessee and Operator agree that in no event will the Operator's Incentive Fee with respect to the Hotels together with the incentive management fee for the other initial REIT Hotels described in Exhibit D exceed $1,000,000 in the aggregate for any Fiscal Year.

Section 10.03.00  Distribution of Cash.

         (a) On or before the tenth (10th) day of each month during the Operating Term or as requested at any time by Lessee, Operator shall, after transferring to the Hotel Operating Account all funds held in other accounts which Lessee has permitted to be established for the efficient operation of the Hotels and after distribution of cash pursuant to Sections 10.01 and 10.03(a) for the preceding month and retention of working capital sufficient, in the sole judgment of Lessee, to assure the uninterrupted and efficient operation of the Hotels for the next Accounting Period, remit to Lessee all remaining funds in the Hotel Operating Account, including but not limited to funds for items which are excluded from the definition of Gross Hotel Income.

Section 10.04.00  Adjustments to Allocations.

         If at the time calculations are made to determine amounts to be allocated or distributed in accordance with Sections 10.01, 10.02 and 10.03, or if at the end of each Fiscal Year and following receipt by Lessee of the annual audit, if any, it is determined that any amounts have been allocated or distributed in excess of the amounts properly allocable or distributable pursuant to Sections 10.01, 10.02 and 10.03, an adjustment will be made based on said calculations or audit, if necessary, so that the proper allocations and distributions will have been made. Such calculations or annual audit shall set forth the proper calculations, allocations and distributions required to implement such an adjustment. Within thirty (30) days of receipt by Lessee of such audit and/or of Operator's calculations if agreed to by Lessee relating to such an adjustment, Lessee or Operator, as the case may be, shall deposit in the Hotel Operating Account any excess amounts which may have been distributed to them.

Section 10.05.00  Arbitration.

         (a) In the event of a dispute, controversy or difference between Operator and Lessee over the calculation of the amount of the Operator's Incentive Fee for any Fiscal Year, at the request of either party, the parties shall submit such dispute, controversy or difference to arbitration by the American Arbitration Association under its then prevailing rules, except as modified by this Section 10.05. The arbitration tribunal shall be comprised of three (3) arbitrators each of whom shall have at least five (5) years' experience in hotel operation, management or ownership, one to be appointed by each of Lessee and Operator and the third to be appointed by the American Arbitration Association.

         (b) Prior to the commencement of arbitration hearings, the arbitrator shall provide an oath or undertaking of impartiality. The arbitration shall be conducted in Memphis, Tennessee in accordance with Title 9 of the U.S. Code (the Federal Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association and the arbitration session shall be held not later than twenty (20) days after the final selection of the arbitrator. The arbitration session shall be limited to a time period of forty-eight (48) hours from commencement of such session and the costs of arbitration shall be allocated by the arbitrator. Judgment on the award rendered by the arbitrator in accordance with this Section 10.05 may be entered in any court having jurisdiction thereof.


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

         (c) Notwithstanding the foregoing, in no event shall the arbitrator determine or otherwise designate the formula for calculating the amount of the Operator's Incentive Fee for any Fiscal Year, which shall be determined solely by agreement of the parties prior to the commencement of each Fiscal Year. The sole function of any arbitration under this Section 10.05 shall be to calculate any disputed amount of Operator's Incentive Fee pursuant to the formula agreed by the parties.

Section 10.06.00  Other Fees.

         In addition, if requested by Lessee and agreed to by Operator, Operator will provide management oversight of other hotel management companies engaged by Lessee or its affiliates or Owner or its affiliates with respect to other hotels owned by Owner or its affiliates or leased by Lessee or its affiliates. The fee for such management oversight services shall be established by mutual agreement of the parties.

                                   ARTICLE XI

                             REPAIRS AND MAINTENANCE

         Subject to the provisions of the Approved Budget, Operator shall from time to time make such expenditures for repairs and maintenance as are necessary to keep the Hotel in good operating condition. If any repairs or maintenance shall be made necessary by any condition against the occurrence of which Operator, Lessee or Owner has received the guaranty or warranty of any contractor for the building of the Hotel or of any supplier of labor or materials for the construction of the Hotel, then Operator shall, on Lessee's or Owner's request, cooperate with Lessee and Owner in invoking such guarantees or warranties. Notwithstanding the Approved Budget, Owner or Lessee may from time to time at its expense make such alterations, additions, or improvements (including structural changes or repairs) in or to the Hotel as Owner or Lessee, in its sole discretion, deems to be desirable.

                                   ARTICLE XII

                                    INSURANCE

Section 12.01.00  General.

         Owner and Lessee shall maintain insurance policies with respect to the Hotels as set forth in the Lease. Operator agrees to cooperate with Lessee and Owner in obtaining any such insurance.

Section 12.02.00  Employment Insurance.

         Operator shall, as an Operating Expense, provide and maintain (i) workers' compensation insurance with respect to all Hotel employees in such amounts as may be required by applicable law, (ii) crime insurance in connection with all operations, business and affairs arising out of or in connection with the Hotel, including coverage on persons employed by Operator in an amount specified by Lessee [and (iii) employment practices liability insurance in commercially reasonable amounts and deductibles]; provided that the cost of such insurance shall be reasonable and shall have been included in the Approved Budget in amounts designated by Lessee.


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

Section 12.03.00  Approval of Companies and Cost by Owner and Lessee.

         (a) All insurance shall be with such insurance company or companies as may be selected by Owner or Lessee. Comprehensive general liability insurance and such other liability insurance as may be obtained or afforded shall be in the name of Owner and Lessee, and shall name Operator as an additional named insured as respects liability arising from the operation, maintenance and use of the Hotel and operations incidental thereto.

         (b) In the event that Operator is able to obtain any or all of the aforesaid insurance at lower cost than is obtainable by Lessee, Operator will give written notice thereof to Lessee, which notice shall include the types and amounts of such insurance, the premiums therefor, and the name or names of the insurance companies proposed to issue such insurance, and Operator, at Lessee's option, and as an Operating Expense, shall obtain such insurance.

Section 12.04.00  Maintenance of Coverages.

         Lessee shall hold all insurance policies obtained hereunder, and certificates of such policies, if any, shall be delivered to Operator. Should Lessee fail to supply Operator with certificates of any required insurance, Operator shall notify Lessee in writing of such failure. If Lessee's failure to supply either (i) such certificates or (ii) a statement to the effect that Lessee will self-insure as to insurance coverages for which a certificate is being requested shall continue for a period of fifteen (15) days after Lessee's receipt of such notice, then Operator shall have the sole remedy of providing such insurance certificate as an Operating Expense and delivering to Lessee the original of such certificates.

Section 12.05.00  Waiver of Subrogation.

         Lessee shall, to the extent obtainable from carriers and to the extent that endorsement forms are approved by the Insurance Commissioner (or comparable office or department) of the State in which the hotel is located, have all policies of property insurance provide that the insurance companies will have no rights to subrogation against Lessee or Operator or the agents or employees thereof. Lessee shall advise Operator in the event such waivers of subrogation are not available.

Section 12.06.00  Blanket Coverage and Self-Insurance.

         Owner and Lessee specifically reserve the right to self-insure against all hazards, perils, risks and liabilities referred to in this Article XII and reserve the right to provide any insurance referenced in this Article XII by one or more so-called "blanket" or "umbrella" policies of insurance. Operator further acknowledges that the insurance coverage of the Hotel may be part of the general insurance plan of Owner or Lessee or of any of their affiliates. Owner or Lessee may elect to obtain any of the insurance coverages set forth in this
Article XII with a "deductible loss" clause providing for per occurrence deductibles. The payment of any deductible losses shall be an Operating Expense. If Owner or Lessee elects to self-insure against certain perils and/or liabilities against which it would otherwise be required to maintain insurance under this Article XII, then Owner or Lessee shall be liable to the same extent as an insurer would be liable under the policy of insurance providing coverage for such perils and/or liabilities in the same amounts required to be carried by this Agreement.

Section 12.07.00  Adequacy of Insurance.

         Except as provided in Article VII, neither Lessee nor Operator assumes any risks in connection with the inadequacy of any insurance required under this
Article XII. Lessee or Operator, as the case may


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

be, shall give the other a copy of each policy of insurance obtained pursuant to this Article XII and if either believes any policy does not satisfy the provisions of this Agreement, such party shall so advise the other in writing and specify the deficiencies, in which event the obtaining party shall attempt to have such deficiencies remedied. Neither Lessee nor Operator shall have any obligation to remedy any purported deficiencies if the insurance coverages (or lack thereof) provided are consistent with the insurance coverages required by this Agreement to be carried by Lessee or Operator, as the case may be.

Section 12.08.00  Exclusions.

         Except as provided in Article V, all costs and expenses of repairing any uninsured casualty (and all costs and expenses of repairing an insured casualty in excess of the available insurance proceeds) and all costs and expenses of satisfying any uninsured claim (and all costs and expenses of satisfying any insured claim in excess of available insurance proceeds) shall be an Operating Expense if the same can be expensed for tax and accounting purposes, otherwise such costs and expenses shall be capitalized.

                                  ARTICLE XIII

                                 PROPERTY TAXES,
                    LOCAL TAXES, LEVIES AND OTHER ASSESSMENTS

Section 13.01.00  Property Taxes.

         At Lessee's request, Operator shall pay from the Hotel Operating Account prior to the dates the same become delinquent, with the right upon Lessee's request to pay the same in installments to the extent permitted by law, all personal property taxes. Owner shall pay all real estate taxes with respect to the Property and all betterment assessments levied against the Property or any of its component parts.

Section 13.02.00  Lessee's Right to Contest.

         Notwithstanding the foregoing, Lessee, as an Operating Expense, or Owner may contest the validity or the amount of any such tax or assessment. Operator agrees to cooperate with Lessee and Owner and execute any documents or pleadings required for such purpose, provided that Operator is satisfied that the facts set forth in such documents or pleadings are accurate and that such execution or cooperation does not impose any unreasonable obligations on Operator, and Lessee agrees to reimburse Operator as an Operating Expense for all expenses occasioned to Operator by any such contest, provided that such expenses shall be approved in writing by Lessee prior to the time that they are incurred. Any such expenses so approved shall not be considered an Operating Expense for purposes of determining Operator's Incentive Fee.

                                   ARTICLE XIV

                      DAMAGE OR DESTRUCTION - CONDEMNATION

Section 14.01.00  Damage.

         If at any time during the Operating Term any Hotel or any portion thereof should be damaged or destroyed, Owner and Lessee shall have the respective rights and obligations set forth in the Lease with respect to damage or destruction. In the event the Hotel is not repaired, rebuilt or replaced, Lessee may terminate this Agreement by written notice to Operator, effective as of the date sent.


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

Section 14.02.00  Condemnation.

         If at any time during the Operating Term the whole or any part of the Property shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding or sale in lieu thereof by any competent authority, or if such a portion thereof shall be taken or condemned as to make it imprudent or unreasonable to use the remaining portion as a hotel of the type and class immediately preceding such taking or condemnation, then this Agreement shall terminate as of the date of such taking or condemnation and Operator shall have no right to the award from the taking or condemning authority in any such proceeding.

                                   ARTICLE XV

                                   USE OF NAME

         During the term of this Agreement, each Hotel shall at all times be known by such name as from time to time may be selected by Lessee.

                                   ARTICLE XVI

                              OWNER'S RIGHT TO SELL

         At any time during the Operating Term, Owner may sell or otherwise dispose of one or more Hotels or lease all or substantially all of the Hotels (hereinafter collectively referred to as "Sale of a Hotel"), to any other person, partnership, firm or corporation (hereinafter referred to as the "Purchaser"). In such event, Lessee may notify Operator in writing no less than thirty (30) days prior to any such Sale of a Hotel and this Agreement shall terminate with respect to such Hotels upon the closing of the Sale of the Hotel.

                                 ARTICLE XVII

                              DEFAULT AND REMEDIES

Section 17.01.00  Events of Default- Remedies.

         (a)      The following shall constitute Events of Default:

                  (1) The failure of Operator to diligently and efficiently operate a Hotel in accordance with the provisions of this Agreement;

                  (2) The failure of Operator to pay any amount to Lessee provided for herein for a period of five (5) days after written notice by Lessee of failure to pay such sum when payable;

                  (3) The failure of Lessee to pay any amount to Operator provided for herein for a period of five (5) days after written notice by Operator of failure to pay such sum when payable;

                  (4) The filing of a voluntary petition in suspension of payments, bankruptcy or insolvency by either Lessee or Operator;


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

                  (5) The consent to an involuntary petition in bankruptcy or the failure to vacate within sixty (60) days from the date of entry thereof any order approving an involuntary petition by or against either Lessee or Operator;

                  (6) The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Lessee or Operator a bankrupt or insolvent or appointing a judicial receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree shall continue unstayed and in effect for a period of one hundred twenty (120) consecutive days;

                  (7) The failure of either Lessee or Operator to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of any such default for a period of thirty (30) days after written notice of such failure; or

                  (8) Subject to the provisions of Section 3.02, loss of the franchise license for a Hotel as a result of any action, or failure to act, on the part of Operator (other than as a result of Lessee's failure to provide adequate funding in accordance with the terms of this Agreement).

         (b) If an Event of Default with respect to one or more Hotels shall occur under Section 17.01(a)(1) or (8), the nondefaulting party may give to the defaulting party notice of its intention to terminate this Agreement with respect to such Hotel(s) after the expiration of a period of thirty (30) days from such date of notice and, upon the expiration of such period, this Agreement shall expire. If an Event of Default shall occur under Section 17.01(a)(2), (3),
(4), (5), (6) or (7), the nondefaulting party may give to the defaulting party notice of its intention to terminate this Agreement with respect to any or all of the Hotels subject to this Agreement. If, however, with respect to the Events of Default referred to in Section 17.01(a)(1), (4), (5), (6), (7) and (8) above, unless a specific right of termination is specified elsewhere in this Agreement for the breach in question, upon receipt of such notice, the defaulting party shall promptly and with all due diligence cure the default or take and continue action to cure such default within such ten (10) day period. If such default shall not be capable of being cured within such ten (10) day period, then provided the defaulting party diligently pursues the cure of such default, such party shall have an additional five (5) days to cure any such default unless otherwise extended by Lessee. The procedure set forth in the preceding two sentences shall not be available for the curing of any default under Section 17.01(a)(2) or (3).

Section 17.02.00  Rights Not Exclusive.

         (a) The rights granted under this Article XVII shall not be in substitution for, but shall be, except as otherwise provided in this Agreement, in addition to any and all rights and remedies for breach of contract granted by applicable provisions of law; provided, however, upon any termination of this Agreement by Operator or Lessee as provided in this Agreement, Operator shall be entitled to recover only such sums as are owing to Operator under this Agreement on the date of any such termination and in no event will Operator have any claim or cause of action for "future profits," damages resulting from termination or otherwise under this Agreement.

         (b) No failure of Operator or Lessee to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument signed by both Lessee


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

and Operator. No waiver of any breach shall affect or alter this Agreement but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         (c) In the event that Operator shall be in default of this Agreement under Section 17.01 and such Event of Default remains uncured as required under Section 17.01(b), Lessee shall not be subject to the requirements of Section 21.09; however, in the event that Lessee shall be in default of this Agreement under Section 17.01 and such Event of Default remains uncured as required under Section 17.01(b), Lessee shall be fully subject to the requirements of Section 21.09.

         (d) Notwithstanding anything herein to the contrary, Lessee's remedy with respect to Operator's breach of the provisions of Section 21.11 or a breach of the provisions of Section 19.01 shall be limited to termination of this Agreement; provided, however, that in the event of a breach by Operator of the provisions of Section 21.11 or a breach of the provisions of Section 19.01, Lessee may terminate this Agreement immediately upon notice to Operator without reference to any cure or notice provisions set forth in this Agreement.

                                  ARTICLE XVIII

                                     NOTICES

Section 18.01.00  Notices.

         (a) Any notice, statement or demand required to be given under this Agreement shall be in writing and shall be delivered by certified or registered mail, postage prepaid, return receipt requested, or by overnight delivery with proof of delivery, or by facsimile with receipt of transmission, addressed to the parties hereto at their respective addresses listed below:

                  (1)      Notices to Lessee shall be addressed:

                                    -------------------------------
                                    850 Ridge Lake Boulevard, Suite 220
                                    Memphis, TN  38120
                                    Attention: President
                                    Facsimile: (901) 818-5260

                  (2)      Notices to Operator shall be addressed:

                                    Flagstone Hospitality Management LLC
                                    889 Ridge Lake Boulevard, Suite 100
                                    Memphis, TN  38120
                                    Attention: Angie Mock
                                    Facsimile: (901) 767-5156


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


                                    With a copy to:

                                    MeriStar Flagstone LLC
                                    c/o MeriStar Hotels and Resorts, Inc.
                                    1010 Wisconsin Avenue, N.W.
                                    Washington, D.C.  20007
                                    Attention: Vice President - Legal
                                    Facsimile: (202) 295-1026

         (b) All notices, statements, demands and requests shall be effective three (3) days after being deposited in the United States mail or one day after being sent by overnight delivery or by facsimile. However, the time period in which a response to any such notice, statement, demand or request must be given shall commence to run from date of receipt by the addressee thereof as shown on the return receipt of the notice, statement, demand or request, but in all events not later than the tenth (10th) day after it shall have been mailed as required herein.

         (c) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time and at any time during the Operating Term to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                                   ARTICLE XIX

                                   ASSIGNMENT

Section 19.01.00  No Assignment by Operator.

         (a) Notwithstanding anything to the contrary set forth in this Agreement, and subject to the provisions of Section 19.01(b) and Section 17.02(d), without the prior written consent of Lessee, Operator shall have no right to transfer or assign any of its rights or obligations under this Agreement voluntarily, by operation of law, through a change in control of Operator, or otherwise.

         (b) Operator shall give Lessee not less than thirty (30) days prior written notice of any event which would result in any change in Mock's or MeriStar's ownership of the equity interests in Operator. If, within thirty (30) days following receipt of such notice Lessee does not consent to the occurrence of such event, and such event occurs, Lessee may terminate this Agreement as to one or more Hotels, effective upon occurrence of the event, without any liability to Operator pursuant to Section 21.09. Notwithstanding the foregoing, MeriStar may transfer or assign all or a portion of its equity interests in Operator to an Affiliate of MeriStar provided that (i) Operator and MeriStar shall notify Lessee of the proposed transfer or assignment not less than thirty
(30) days prior to the proposed transfer or assignment and (ii) Lessee shall have determined, in its reasonable discretion, that the proposed transfer or assignment to such Affiliate of MeriStar shall not cause Operator to fail to qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Internal Revenue Code of 1986 with respect to the management of the Hotels.

Section 19.02.00  Assignment by Lessee.

         (a) Lessee may transfer or assign its rights and obligations under this Agreement without the consent of Operator but shall deliver to Operator written notice of such transfer or assignment not less


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

than thirty (30) days prior to the effective date thereof; provided however, that Operator shall have the right, within thirty (30) days following receipt of such notice to terminate this Agreement as to all of the Hotels and in such event shall be entitled to reimbursement in accordance with Section 21.09.

         (b) Any transfer or assignment of this Agreement by Lessee shall include an express assumption by the transferee or assignee of Lessee's obligations hereunder, including those set forth in Section 21.09.

         (c) In the event of a "change in control" of Lessee, Operator shall have the right, upon not less than thirty (30) days notice to terminate this Agreement as to all of the Hotels and shall be entitled to reimbursement in accordance with Section 21.09. For purposes of this Section 19.02(c), a "change in control" of Lessee shall be deemed to have occurred if, at any time during the Operating Term, any of the following events occurs:

                  (i) any "person", as that term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes, is discovered to be, or files a report on Schedule 13D or 14D-1 (or any successor schedule, form or report) disclosing that such person is, a beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor rule or regulation), directly or indirectly, of securities of RFS Hotel Investors, Inc. representing 50% or more of the combined voting power of the then outstanding securities of RFS Hotel Investors, Inc. entitled to vote generally in the election of directors;

                  (ii) individuals who, as of the date, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors of RFS Hotel Investors, Inc., unless any such change is approved by the vote of at least 80% of the members of the Board of Directors of RFS Hotel Investors, Inc. in office immediately prior to such cessation;

                  (iii) RFS Hotel Investors, Inc. is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of RFS Hotel Investors, Inc. are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of RFS Hotel Investors, Inc. immediately prior to such transaction;

                  (iv) RFS Hotel Investors, Inc. in any transaction or series of related transactions, sells all or substantially all of its assets to any other corporation or other legal person and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of RFS Hotel Investors, Inc. immediately prior to such sale;

                  (v) RFS Hotel Investors, Inc. and its affiliates shall sell or transfer of (in a single transaction or series of related transactions) to a non-affiliate business operations or assets that generated at least two-thirds of the consolidated revenues (determined on the basis of the four most recently completed fiscal quarters for which reports have been filed under the Exchange Act) of RFS Hotel Investors, Inc. and its subsidiaries immediately prior thereto;

                  (vi) RFS Hotel Investors, Inc. files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K (or any successor, form or report or item therein) that a change in control of RFS Hotel Investors, Inc. has occurred; or

                  (vii) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentence.

                                   ARTICLE XX

                                  SUBORDINATION

Section 20.01.00  Subordination To First Mortgage.

         Operator hereby agrees that this Agreement, including, but not limited to Operator's Basic Fee, Operator's Incentive Fee and amounts payable pursuant to Section 21.09, shall in all respects be and is hereby expressly made subordinate and inferior to the liens, security interest and/or terms of any First Mortgage and to the promissory note and other indebtedness secured or to be secured thereby and to all other instruments evidencing or securing or to evidence or secure said indebtedness, and all amendments, modifications, supplements, consolidations, extensions and revisions of such note and other instruments. Operator shall execute any and all subordination agreements, estoppel certificates and other documents requested by Lessee or Owner and/or the Holder to further evidence the subordination of this Agreement and Operator's rights hereunder to any such First Mortgage.

Section 20.02.00  Foreclosure.

         Prior to termination of this Agreement by foreclosure under the First Mortgage or by acquisition of the property to be covered by the First Mortgage by deed in lieu of foreclosure, Operator shall have the right to enjoy all rights and privileges conferred upon it pursuant to this Agreement and Operator shall incur no liability to the Holder for acting pursuant to the terms of this Agreement; provided, however, Operator shall be required to (and does hereby agree to) repay to the Holder any Operator's Basic Fee, Operator's Incentive Fee and amounts payable pursuant to Section 21.09 paid to Operator under this Agreement from and after the date which is thirty (30) days after the date of receipt by Operator of a notice of default under the First Mortgage, which default is not cured and results in the acceleration of the indebtedness secured by the First Mortgage and the ultimate foreclosure of the liens and/or security interest under the First Mortgage and/or other acquisition of the property covered thereby by the Holder in lieu of foreclosure.

                                   ARTICLE XXI

                                  MISCELLANEOUS

Section 21.01.00  Further Documentation.

         Lessee and Operator shall execute and deliver all appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding, and enforceable in accordance with the terms hereof as between them and as against third parties.

Section 21.02.00  Captions.

         The titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

Section 21.03.00  Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of Lessee, its successors and/or assigns, and subject to the provisions of Article XIX, shall be binding upon and inure to the benefit of Operator, its permitted successors and assigns.

Section 21.04.00  Competitive Market Area.

         Operator hereby agrees, for the benefit of Lessee, its successors and assigns, that Operator will not own, operate, lease or otherwise have an interest in, directly or indirectly, any hotel within a five (5) mile radius of any Hotel during the Operating Term unless expressly permitted by Lessee. The foregoing restriction shall apply to Operator and its Affiliates but shall not apply to MeriStar. Notwithstanding the foregoing, Operator hereby represents and warrants to Lessee that there are no agreements or other restrictions which prohibit, limit or otherwise restrict in any manner Operator, its officers, governors, members or Affiliates from entering into this Agreement or performing Operator's obligations under this Agreement.

Section 21.05.00  Assumption of Post Termination Obligations.

         In the event of termination of this Agreement, Lessee shall be responsible for assuming obligations under contracts entered into by Operator in accordance with the provisions of Section 4.05. Operator hereby agrees to indemnify and to hold Lessee harmless from and against any liability in connection with any contracts, agreements or obligations not entered into in accordance with the provisions of Section 4.05.

Section 21.06.00  Entire Agreement.

         This Agreement constitutes the entire Agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written. Lessee and Operator hereby represent each to the other, that in entering into this Agreement neither has relied on any projection of earnings, statements as to possibility of future success or other similar matters or the costs or future financial success of any Hotel.

Section 21.07.00  Governing Law.

         This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

Section 21.08.00  No Political Contributions.

         Any provision hereof to the contrary notwithstanding, no money or property of the Hotel shall be paid or used or offered, nor shall Lessee or Operator directly or indirectly pay or use or offer, consent or agree to pay or use or offer any money or property of the Hotel, for or in aid of any political party, committee or organization, or for or in aid of, any corporation, joint stock or other association organized or maintained for political purposes, or for, or in aid or, any candidate for political office or for nomination for such office, or in connection with any election including referendum for constitutional amendment, or for any political purpose whatever, or for lobbying in connection with legislation or regulation thereunder, or for the reimbursement for indemnification of any person for money or property so used.

Section 21.09.00  Lessee Reimbursement Upon Certain Terminations.

         (a) In the event Lessee terminates this Agreement with respect to a Hotel, other than pursuant to Section 17.01(b) or 17.02(d), and/or Affiliates of Lessee which own or lease other REIT Hotels terminate management agreements with Operator with respect to REIT Hotels to the effect that, as a result of such termination, budgeted annual gross hotel revenues for all the REIT Hotels then managed by Operator (for the latest available budget period) fall below 50% of the aggregate budgeted gross hotel revenue for the initial REIT Hotels set forth on Exhibit D hereto as of the date of this Agreement for the Fiscal Year ending December 31, 2001, then

                  (i) if, as a result of such termination, Operator desires to terminate its lease with respect to Operator's office space at 889 Ridge Lake Boulevard, Suite 100, Memphis, Tennessee or leases (if any) for any additional office space of Operator as to which Lessee has previously consented, Lessee will (1) either (a) assume Operator's obligations under such lease or leases or (b) reimburse Operator for its pro rata share of Operator's actual out-of-pocket costs resulting from the termination or continuation of such lease or leases and (2) purchase, or contribute to the purchase by an affiliate of Lessee, from Operator, Operator's office furniture, fixtures and equipment at a price equal to Operator's net book value for such assets;

                  (ii) Lessee shall reimburse Operator for its pro rata share of the severance amounts owed by Operator to Operator's executive office employees, as described in Exhibit C; and

                  (iii) Lessee will purchase from Operator, at Operator's net book value, all of the Hotel Operating Equipment for the Hotels for which this Agreement is terminated.

         (b) In the event Lessee from time to time terminates this Agreement with respect to any Hotel, other than pursuant to Section 17.01(b) or 17.02(d), and/or Affiliates of Lessee which own or lease other REIT hotels terminate management agreements with Operator with respect to REIT Hotels to the effect that, immediately after such termination, budgeted annual gross hotel revenues for all the REIT Hotels then managed by Operator (for the latest available budget period) is less than 90% of the aggregate budgeted gross hotel revenues for the initial REIT Hotels set forth on Exhibit D hereto as of the date of this Agreement for the Fiscal Year ending December 31, 2001, and Operator demonstrates to Lessee's reasonable satisfaction that, as a result of such termination, Operator must terminate the employment of one or more of Operator's executive office employees described in Exhibit C, Lessee shall reimburse Operator for its pro rata share of the severance amounts actually paid by Operator to Operator's executive office employees as set forth in Exhibit C.

         (c) For purposes of this Section 21.09, Lessee's pro rata share of amounts payable to Operator under this Section 21.09 shall be determined by dividing (A) budgeted gross hotel revenue for the year 2001 for the Hotels with respect to which this Agreement is being terminated by (B) budgeted gross hotel revenue for the year 2001 for all the REIT Hotels for which the management agreement with the Operator is being terminated.

         (d) Arbitration. In the event a dispute should arise between the parties with respect to whether termination of an employee described in Exhibit C gives rise to liability for payment by Lessee to Operator pursuant to Section 21.09, the parties agree that the dispute shall be submitted to arbitration by the American Arbitration Association under its then prevailing rules, except as modified by this Section 21.09. The arbitration tribunal shall be comprised of three (3) arbitrators each of whom shall have at least five (5) years' experience in hotel operation, management or ownership, one (1) to be appointed by each of Lessee and Operator, and the third to be appointed by the American Arbitration Association. The arbitration shall otherwise be conducted in accordance with Section 10.05(b).

Section 21.10.00  Management of Other Hotels.

         During the Operating Term, unless otherwise approved by the REIT in writing, Operator and its Affiliates (other than MeriStar) will not manage hotels other than REIT Hotels, if, as a result of such management, Operator's revenues for any Fiscal Year would increase by 30% or more over Operator's budgeted revenues for the Fiscal Year (as reflected in Operator's operating budget at the beginning of the Fiscal Year).

Section 21.11.00  Eligible Independent Contractor.

         During the Operating Term, Operator shall qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Internal Revenue Code of 1986, as amended (the "Code"). To that end, during the Operating Term:

                  (a) Operator shall not permit wagering activities to be conducted at or in connection with the Hotels;

                  (b) Operator shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than 35% of the shares of RFS Hotel Investors, Inc.;

                  (c) no more than 35% of the total combined voting power of Operator's outstanding stock (or 35% of the total shares of all classes of its outstanding stock) shall be owned, directly or indirectly, by one or more persons owning 35% or more of the outstanding stock of RFS Hotel Investors, Inc.; and

                  (d) Operator (or a person who is a "related person" within the meaning of Section 856(d)(9)(F) of the Code (a "Related Person") with respect to the Operator) shall be actively engaged in the trade or business of operating "qualified lodging facilities" (defined below) for one or more persons who are not Related Persons with respect to RFS Hotel Investors, Inc. or Lessee ("Unrelated Persons"). In order to meet this requirement, Operator agrees that it (or a Related Person with respect to Operator) (i) shall derive at least 10% of both its revenue and profit from operating "qualified lodging facilities" for Unrelated Persons and (ii) shall comply with any regulations or other administrative guidance under Section 856(d)(9) of the Code with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" with the meaning of such Code Section.

         A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "lodging facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "lodging facility" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to RFS Hotel Investors, Inc. Operator's breach of the provisions of this Section 21.11 shall be subject to the provisions of Section 17.02(d).

Section 21.12.00  Affiliated Transactions.

         Subject to the provisions of this Section 21.12, Operator may enter into multi-property purchasing, maintenance or service contracts with respect to one or more Hotels pursuant to which Operator or Affiliates of Operator receive rebates, cash incentives, administration fees, concessions, profit participations, stock or stock options, investment rights or similar payments or economic consideration from or in, as applicable, vendors or suppliers of goods or services (collectively, "Rebates", and such purchasing, maintenance or service contracts, "Operator Centralized Services"); provided, however, that (i) prior to entering into any such Operator Centralized Services, Operator shall promptly disclose to Lessee in writing the fact of and the estimated amount of such Rebates, (ii) the charges and other amounts incurred in connection with any such Operator Centralized Services (when taken as a whole for all Hotels to which such Operator Centralized Services are being provided) shall not exceed prevailing market rates with respect to such services and (iii) Lessee shall have approved such Operator Centralized Services in writing in advance (which approval may be withheld or granted in Lessee's sole discretion). In the event that Operator enters into any Operator Centralized Services in accordance with the provisions of this Section 21.12, then any Rebates accruing to Operator or to any Affiliate of Operator shall accrue to Operator or such Affiliate, and Lessee shall have no, and hereby waives any, claim thereto, except to the extent agreed to in writing among Lessee, Operator and such Affiliate, which such agreement may be, at Lessee's election, a condition precedent to the granting of its consent under clause (iii) above.

Section 21.13.00  Non-Recourse to MeriStar.

         No officer, director, employee, shareholder, member or partner of MeriStar or any Affiliate of MeriStar shall have any personal or other liability hereunder and no assets of MeriStar or any Affiliate of MeriStar other than Operator shall be subject to levy, attachment, or satisfaction for any claim arising under or in connection with this Agreement by Lessee or Owner.

Section 21.14.00  No Third Party Beneficiaries.

         The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third-party beneficiary rights upon any other party.

Section 21.15.00  Purchase of Furniture, Fixtures and Equipment.

         In the event of the liquidation and/or dissolution of Operator, Lessee or its designee shall have the right, but not the obligation, to purchase from Operator, all or any part of Operator's office furniture, fixtures and equipment at a price equal to Operator's net book value for such assets.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LESSEE:
                                         --------------------------------------

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


OPERATOR:                                FLAGSTONE HOSPITALITY
                                         MANAGEMENT LLC

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                    EXHIBIT A


         Hotel                                                      Owner


                                    [TO COME]

                                    EXHIBIT B


                              Franchise Agreements


                                    [TO COME]

                                    EXHIBIT C


                         Severance Amounts Reimbursable
                            Pursuant to Section 21.09


         1. The severance amounts for the following officers of Operator shall be their salary, bonuses and all benefits for the time periods set forth below if their employment is terminated by Operator as a result of the termination of the Agreement by Lessee as described in Section 21.09 of the
Agreement:

PERSON                                      DURATION OF TIME AFTER TERMINATION

Chief Executive Officer                               Three (3) years
West Region VP of Operations                          Two (2) years
East Region VP of Operations                          Two (2) years
Vice President of Finance                             Two (2) years
Vice President of Sales                               Two (2) years
Southwest Regional Manager                            One (1) year
Northeast Regional Manager                            One (1) year
Southeast Regional Manager                            One (1) year
Director of Human Resources                           One (1) year


         2. All other corporate office employees of Operator shall be entitled to receive two (2) weeks pay for each one (1) year of continuous service (which shall include prior continuous employment with RFS, Inc.) up to a maximum of twenty-six (26) weeks' pay.

         3.       Any additional persons to be covered under the provisions of
Section 21.09 of the Agreement must receive the prior written approval of Lessee.

                                    EXHIBIT D


                                   REIT Hotels


ALABAMA

1.       Sheraton Hotel - Birmingham South

ARIZONA

2.       Hampton Inn - Chandler
3.       Homewood Suites - Chandler
4.       Hampton Inn - Sedona

CALIFORNIA

5.       Sheraton - Bakersfield
6.       Sheraton - San Jose / Milpitas
7.       Beverly Heritage Hotel - Milpitas
8.       Four Points Sheraton - Pleasanton
9.       Residence Inn - Sacramento
10.      Hilton, Fisherman's Wharf - San Francisco
11.      Sheraton - Sunnyvale
12.      Residence Inn - Torrance
13.      Doubletree Hotel, Del Mar - San Diego

COLORADO

14.      Hampton Inn, NW/I-70 - Denver
15.      Hampton Inn, SW - Denver

FLORIDA

16.      Hampton Inn - Ft. Lauderdale
17.      Residence Inn - Orlando

GEORGIA

18.      Comfort Inn, Marietta - Atlanta
19.      Residence Inn, Perimeter West - Atlanta

ILLINOIS

20.      Holiday Inn Express - Arlington Heights
21.      Holiday Inn - Crystal Lake
22.      Holiday Inn Express - Downers Grove

INDIANA

23.      Hampton Inn, Airport - Indianapolis

KENTUCKY

24.      Holiday Inn, SW - Louisville

LOUISIANA

25.      Holiday Inn, Central - Lafayette

MICHIGAN

26.      Residence Inn - Ann Arbor
27.      Comfort Inn - Farmington Hills
28.      Courtyard by Marriott - Flint
29.      Holiday Inn, Gateway Center - Flint

MINNESOTA

30.      Hampton Inn, Airport - Bloomington
31.      Holiday Inn Express - Bloomington
32.      Hampton Inn - Minnetonka

MISSISSIPPI

33.      Hampton Inn - Hattiesburg

MISSOURI

34.      Sheraton, Clayton Plaza - St. Louis

NEBRASKA

35.      Hampton Inn, Airport I-80 - Lincoln
36.      Hampton Inn, Westroads Mall - Omaha

OKLAHOMA

37.      Hampton Inn, Airport - Oklahoma City
38.      Hampton Inn - Tulsa

SOUTH CAROLINA

39.      Holiday Inn, Coliseum - Columbia
40.      Comfort Inn, Carowinds - Ft. Mill

TENNESSEE

41.      Hampton Inn, Walnut Grove - Memphis


TEXAS

42.      Holiday Inn Express, I-35 Airport - Austin
43.      Residence Inn, River Plaza - Ft. Worth
44.      Towneplace Suites - Ft. Worth
45.      Hampton Inn, Hobby Airport - Houston
46.      Hampton Inn - Laredo
47.      Hampton Inn - Plano
48.      Residence Inn - Tyler

WISCONSIN

49.      Holiday Inn Express, Mayfair Mall - Milwaukee

                                    EXHIBIT E

                                    GUARANTY


         Each of the undersigned (each, a "Lessee") is a party to a Management Agreement of even date herewith (each, a "Management Agreement") with Flagstone Hospitality Management LLC ("Operator") with respect to certain hotel properties leased by the undersigned. Each Lessee, jointly and severally, hereby unconditionally guarantees the indemnification payment obligations of each other Lessee pursuant to the provisions of Section 5.03, 5.04, 5.05 and 5.06 of each Management Agreement. The undersigned agree that Flagstone may, at its option, enforce this guaranty directly against each of the undersigned regardless of the actual Management Agreement under which the indemnification payment obligation arises. This guaranty shall be binding on each Lessee and its permitted successors and assigns and shall inure to the benefit of Flagstone and its permitted successors and assigns under the Management Agreements.

         This guaranty shall operate as a continuing guaranty but shall expire when all of the Lessees' indemnification payment obligations pursuant to Article V of the Management Agreements have expired or been terminated.

         During the terms of the Management Agreements, the Lessees agree to maintain net worth, in the aggregate for all Lessees, in an amount not less than $5,000,000, as determined in accordance with generally accepted accounting principles.

         This guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee.

                                    Executed this ____ day of January, 2001.

                                             RFS LEASING II, INC.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


                                             RFS LEASING III, INC.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

                                             RFS LEASING IV, INC.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


                                             RFS LEASING V, INC.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


                                             RFS LEASING VI, INC.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


                                             RFS LEASING VII, INC.

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------